UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 21, 2011 (March 20, 2011)
DAWSON GEOPHYSICAL COMPANY
(Exact name of registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation	(Commission file	(I.R.S. employer identification
or organization)	number)	number)

508 W. WALL, SUITE 800
MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Entry into Merger Agreement
          On March 20, 2011, Dawson Geophysical Company, a Texas corporation (the “Company”), 6446 Acquisition Corp., a Texas corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and TGC Industries, Inc., a Texas corporation (“TGC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into TGC, with TGC continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”).
          Under the terms of the Merger Agreement, so long as the Average Price (as described below) of the Company’s common stock, par value $0.33-1/3 per share (the “Company Common Stock”), is equal to or greater than $32.54 but less than or equal to $52.54, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01 per share, of TGC (“TGC Common Stock”) (other than shares of TGC Common Stock owned by the Company, Merger Sub or TGC or any wholly owned subsidiary of TGC) will be automatically converted into the right to receive 0.188 shares of Company Common Stock (the “Exchange Ratio”). If the Average Price is not within the parameters outlined above, the Company and TGC will seek, in good faith, to negotiate a new Exchange Ratio that is acceptable to both parties, but subject to each party’s right to terminate the Merger Agreement if the Company and TGC can not agree on a new Exchange Ratio. The “Average Price” means the average of the volume weighted average of the trading price of Company Common Stock for the 10 consecutive trading days immediately prior to two business days prior to the earliest of (1) a special meeting of the Company shareholders or (2) a special meeting of TGC shareholders.
          Except as otherwise set forth in the Merger Agreement, TGC stock options will, if not exercised prior to the Effective Time, be converted into and become, respectively, awards based on or comprised of Company Common Stock, in each case on terms substantially identical to those in effect immediately prior to the Effective Time, and as adjusted by the Exchange Ratio.
          The respective Boards of Directors of the Company, Merger Sub and TGC have approved the Merger Agreement. The Board of Directors of the Company has recommended that the Company shareholders approve the issuance of shares of Company Common Stock to the shareholders of TGC in accordance with the Merger Agreement. The Board of Directors of TGC has also recommended that TGC shareholders approve the Merger Agreement.
          It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of the Company, Merger Sub or TGC or any of the TGC shareholders will recognize any gain or loss in the transaction, except that TGC shareholders will generally recognize gain or loss with respect to cash received in lieu of fractional shares of Company Common Stock.

          Completion of the Merger is subject to certain customary conditions, including, among other things:
•	approval of the issuance of shares of Company Common Stock in the Merger by the holders of at least a majority of the shares of Company Common Stock present and voting at a special meeting of the Company shareholders called to approve the share issuance;

•	adoption of the Merger Agreement by the holders of at least 80% of the outstanding shares of TGC Common Stock;

•	the effectiveness of a registration statement on Form S-4 that will be filed by the Company for the issuance of shares of Company Common Stock in the Merger and the authorization of the listing of those shares on the Nasdaq Stock Market;

•	expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	certain officers of TGC having entered into employment agreements with TGC, as the surviving entity, effective as of the Effective Time, in substantially the form filed as Exhibit 10.2 hereto;

•	receipt by TGC of certain third party consents;

•	receipt by TGC, as of the closing date, of a reconfirmation from its financial advisor that the consideration to be received by TGC shareholders in the Merger is fair; and

•	the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to either TGC’s or the Company’s respective businesses.
          The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. In addition, the Company and TGC have each agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that each of the Company and TGC will, and TGC will each cause its subsidiaries to, during the period between the date of the Merger Agreement and the Effective Time, conduct its business only in the ordinary course of business consistent with past practice, and that each of the Company and TGC will not engage in certain types of transactions without the consent of the other during such period.
          Except as set forth in the Merger Agreement, the Company and TGC have also agreed not to solicit, initiate, approve, endorse, recommend or encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any inquiry or the making or announcement of any proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement).
          The Merger Agreement also provides for certain termination rights for both the Company and TGC, and further provides that upon any termination of the Merger Agreement under certain circumstances relating to any third party takeover proposal, the party to whom the takeover proposal relates will be obligated to pay the other party, depending on the circumstances, a termination fee of either $2.35 million or, in the case of the failure of TGC to receive a reconfirmation from its financial advisor that the consideration to be received by TGC’s shareholders in the Merger is fair, $3.125 million, and may also, under certain circumstances, be required to reimburse the other party for its third party costs and expenses in connection with the proposed Merger, up to a maximum of $1.5 million.
          Pursuant to the Merger Agreement, the Company has agreed to take all necessary actions to cause, as of the Effective Time, its Board of Directors to include as Company directors Wayne A. Whitener and Allen T. McInnes, each of whom is currently a TGC director.
          In addition, the Company has agreed to, prior to the closing of the Merger, enter into an employment agreement with Stephen C. Jumper, the Company’s President and Chief Executive Officer, substantially in the form attached as Exhibit 10.2 to this Current Report on
Form 8-K.
          In connection with the Merger Agreement, certain officers and directors of TGC who own, in the aggregate, 28.73% of the currently outstanding shares of TGC Common Stock, have entered, or will as soon as practicable after the date of the Merger Agreement enter, into voting agreements with the Company (the “TGC Shareholder Voting Agreements”) in the form attached as Exhibit 2.2 to this Current Report on Form 8-K. Under the TGC Shareholder Voting Agreements, those officers and directors have agreed, among other things, (1) to vote their shares of TGC Common Stock in favor of adoption of the Merger Agreement at the special meeting of TGC shareholders to be held to vote on the proposed transaction and (2) not to sell, transfer or gift any of their shares of TGC Common Sock prior to the consummation of the Merger, except under limited circumstances.
          Also in connection with the Merger Agreement, certain officers and directors of the Company who own, in the aggregate, 3.82% of the currently outstanding shares of Company Common Stock, have entered, or will as soon as practicable after the date of the Merger Agreement enter, into a voting agreement with TGC (the “Dawson Shareholder Voting Agreement”) in the form attached as Exhibit 99.1 to this Current Report on Form 8-K. Under the Dawson Shareholder Voting Agreement, those officers and directors have agreed, among other things, (1) to vote their shares of Company Common Stock in favor of the issuance of shares of Company Common Stock in connection with the Merger at the special meeting of the Company shareholders to be held to vote on the proposed transaction and (2) not to sell, transfer or gift any of their shares of Company Common Stock prior to the consummation of the Merger, except under limited circumstances.
          The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing summary of the TGC Shareholder Voting Agreements and the Dawson Shareholder Voting Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TGC Shareholder Voting Agreements and the Dawson Shareholder Voting Agreement, the forms of which are attached as Exhibits 2.2 and 99.1, respectively, to this Current Report on Form 8-K, and are each incorporated herein by reference.
          The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, TGC, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or TGC. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TGC’s or the Company’s public disclosures.
          Entry into Indemnification Agreements
          On March 20, 2011, the Board approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into Indemnification Agreements with the Company’s current directors and Stephen C. Jumper, the Company’s President and Chief Executive Officer, Christina W. Hagan, the Company’s Executive Vice President and Chief Financial Officer, and C. Ray Tobias, the Company’s Executive Vice President and Chief Operating Officer (each, a “Company Indemnitee”).
          In addition, pursuant to the terms of the Merger Agreement, the Company agreed, effective as of the Effective Time, to enter into Indemnification Agreements with two TGC directors that the Company has agreed to appoint, at the Effective Time, to the Board (each such TGC director, together with each Company Indemnitee, an “Indemnitee”).
          The Indemnification Agreement provides that the Company will indemnify and advance certain expenses to the Indemnitee to the fullest extent permitted by the Texas Business Organizations Code, as amended (the “TBOC”) and other applicable law in effect as of the date of execution of a particular Indemnification Agreement and to such greater extent as the TBOC and other applicable law may thereafter from time to time permit. Pursuant to the terms of the Indemnification Agreement, the Company will (1) indemnify an Indemnitee against certain expenses, judgments, penalties, fines and amounts paid in settlement, attorneys’ fees and other costs incurred by or on behalf of the Indemnitee in connection with a Proceeding (as defined in the Indemnification Agreement) and (2) advance, in accordance with the provisions of the Indemnification Agreement, such indemnifiable expenses.

          The Indemnification Agreement provides that the rights of an Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under applicable law, the Company’s Second Restated Articles of Incorporation or Second Amended and Restated Bylaws, as amended, or otherwise. The Indemnification Agreement also sets forth the procedures for determining entitlement to indemnification, the requirements relating to notice and defense of claims for which indemnification is sought, the procedures for enforcement of indemnification rights, and the limitations on and exclusions from indemnification.
          The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          The information provided in Item 1.01 is incorporated by reference herein.
          In connection with the Merger Agreement, the Company agreed to use its reasonable best efforts to, at the Effective Time, (1) enter into an employment agreement with Mr. Jumper and (2) cause TGC, as the surviving entity of the Merger as of the Effective Time, to enter into employment agreements with certain executive officers of TGC, in each case, in substantially the form attached as Exhibit 10.2 hereto (such form, the “Employment Agreement”).
          In addition, the Board has authorized the Company to enter into, at the Effective Time, employment agreements with Ms. Hagan and Mr. Tobias substantially in the form of the Employment Agreement.
          Each Employment Agreement to be entered into by the Company or TGC is for a three year term and sets the duties, title and compensation of the officer entering into such agreement. The Company expects the employment agreements to be entered into with each of Messrs. Jumper and Tobias and Ms. Hagan to reflect each such executive’s current duties, title and compensation.
          The Employment Agreement provides that if an officer’s employment is terminated, he will receive any accrued and unpaid base salary as of the effective date of his termination and any employment benefits that have fully accrued and vested but have not been paid, in each case, as of the effective date of the termination of his employment and otherwise in accordance with applicable law. Further, if, during the term of the Employment Agreement, the officer’s employment is terminated by the Company without cause or by the officer for good reason (as defined in the Employment Agreement), the officer will receive severance payments in an amount equal to the greater of (1) the continuation of the officer’s then-current base salary for the remainder of the term of the Employment Agreement or (2) the continuation of the officer’s base salary for one year.

          In addition, the Employment Agreement contains provisions relating to termination, confidentiality, non-solicitation and non-competition.
          The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the form of employment agreement which is attached as Exhibit 10.2 hereto and incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On March 20, 2011, the Board amended the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), to replace Article II, Sections 5 and 6 with new provisions related to the calling of special meetings. These changes will conform the Bylaws to the applicable provisions of the TBOC.
          Under the amended Bylaws, special meetings of shareholders of the Company may be called by (1) the Board, the Chairman of the Board, the Chief Executive Officer or the President of the Company or (2) by the President or Secretary of the Company upon the written request of the holders of not less than the minimum percentage of shares of the Company entitled to vote at the proposed special meeting that is specified by the TBOC as necessary to call a special meeting of shareholders. Previously, the Bylaws permitted only the President or the Secretary of the Company to call a special meeting upon the written request of shareholders owning twenty-five percent of outstanding shares entitled to vote.
          In addition the revised Bylaws require shareholders seeking to call a special meeting to provide the Company with the same type of information relating to such special meeting as is generally required for a shareholder of the Company to propose business at the Company’s annual meeting of shareholders.
          The revised Bylaws provide that if a request for a special meeting is determined to be valid, then the Board of Directors will set a date for the special meeting, set a record date and will cause notice of the meeting to be sent to shareholders.
          The foregoing description of the amended provisions of the Bylaws is qualified in its entirety by reference to the full text of Amendment No. 2 to the Bylaws, which attached as Exhibit 3.1 hereto and incorporated by reference herein.
Item 8.01. Other Events.
          On March 21, 2011, the Company and TGC issued a joint press release regarding the proposed Merger. A copy of the joint press release is attached as Exhibit 99.2 and is incorporated herein by reference.
          In addition, the Company and TGC will hold a conference call with analysts and investors to discuss the proposed Merger on Monday, March 21, 2011, at 8:30 a.m. Eastern time / 7:30 a.m. Central Time. Details as to participating in the call may be found in the press release attached as Exhibit 99.2 hereto. A copy of the materials to be presented at the conference call is attached as Exhibit 99.3 and is incorporated herein by reference.
          Important Information For Investors and Shareholders
          This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the Merger Agreement, including the proposed Merger between Merger Sub and TGC and the proposed issuance of Company Common Stock in the Merger, will, as applicable, be submitted to the shareholders of the Company and TGC for their consideration. the Company will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and TGC that also constitutes a prospectus of the Company. the Company and TGC will mail the joint proxy statement/prospectus to their respective shareholders. the Company and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about the Company and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. the Company and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact the Company at (432) 684-3000 or TGC, at (972) 881-1099 or c/o Dennard Rupp Gray & Easterly, LLC, at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.
          Participants in the Merger Solicitation
          The Company, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and TGC in connection with the proposed transactions. Information about the directors and officers of the Company is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 23, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
2.1*	—	Agreement and Plan of Merger, dated March 20, 2011, by and among the Company, Merger Sub and TGC

2.2	—	Form of Voting Agreement by and between the Company and the shareholders of TGC signatories thereto

3.1	—	Amendment No. 2 to Second Amended and Restated Bylaws, as amended, of the Company

10.1	—	Form of Indemnification Agreement with Directors and Officers of the Company

10.2	—	Form of Employment Agreement

99.1	—	Form of Voting Agreement by and between TGC and the shareholders of the Company signatories thereto

99.2	—	Joint press release issued by the Company and TGC on March 21, 2011

99.3	—	Investor Presentation, dated March 21, 2011

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. The Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: March 21, 2011	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
2.1*	—	Agreement and Plan of Merger, dated March 20, 2011, by and among Dawson Geophysical Company, 6446 Acquisition Corp. and TGC Industries, Inc.

2.2	—	Form of Voting Agreement by and between Dawson Geophysical Company and the shareholders of TGC signatories thereto

3.1	—	Amendment No. 2 to Second Amended and Restated Bylaws, as amended, of Dawson Geophysical Company

10.1	—	Form of Indemnification Agreement with Directors and Officers of Dawson Geophysical Company

10.2	—	Form of Employment Agreement

99.1	—	Form of Voting Agreement by and between TGC Industries, Inc. and the shareholders of Dawson Geophysical Company signatories thereto

99.2	—	Joint press release issued by Dawson Geophysical Company and TGC Industries, Inc. on March 21, 2011

99.3	—	Investor Presentation, dated March 21, 2011

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Dawson Geophysical Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request